Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Investment Trust II
333-33607, 811-08333


On September 22, 2011 a new Sub-Advisory
Agreement went into effect for the above reference trust.

A copy of the Agreement is contained in the 485B
POS filing on September 22, 2011, accession number 0001193125-11-254323, filed as exhibit
99.D4 and is herein incorporated by reference as an exhibit to the Sub-Item 77q1(e) of Form N-SAR.